Exhibit 5.1 MOORE, COCKRELL, GOICOECHEA & JOHNSON, P.C. OFFICE 406-751-6000 | FAX 406-756-6522 145 COMMONS LOOP, STE. 200 | PO BOX 7370 | KALISPELL, MT 59904-0370 Dale R. Cockrell Katrina L. Feller Sean P. Goicoechea Sean E. Christensen Jay T. Johnson David M. Sandler Christopher C. Di Lorenzo Timothy J. Shaffer Eric M. Brooks October 30, 2025 The Board of Directors Glacier Bancorp, Inc. 49 Commons Loop Kalispell, Montana 59901 Re: Registration Statement on Form S-3 Ladies and Gentlemen: We have acted as special counsel to Glacier Bancorp, Inc., a Montana corporation (“Glacier”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers an indeterminate number or amount, as applicable, of: (a) shares of Glacier common stock, $0.01 par value per share (“Common Stock”); (b) shares of Glacier preferred stock, $0.01 par value per share (“Preferred Stock”); (c) depositary shares representing fractional shares of the Preferred Stock evidenced by depository receipts (“Depository Shares”); (d) senior and subordinated debt securities (“Debt Securities”); (e) warrants to purchase Common Stock, Preferred Stock, Depository Shares, or Debt Securities (“Warrants”); (f) rights to purchase Common Stock, Preferred Stock, Depository Shares, or Debt Securities (“Rights”); and (g) units comprised of two or more of the foregoing (“Units,” and together with the Common Stock, Preferred Stock, Depository Shares, Debt Securities, Warrants, and Rights, the “Securities”). In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to enable use to render the opinions expressed below, including, but not limited to, the following: (i) the Registration Statement and related form of prospectus included therein to be filed by Glacier with the Commission; (ii) resolutions adopted by the Board of Directors of Glacier (the “Board of Directors”) relating to the authorization and approval of the registration of the Securities under the Registration Statement, certified by Glacier’s corporate secretary; (iii) Glacier’s Restated Articles of Incorporation, as amended through the date hereof (“Articles”); (iv) Glacier’s Bylaws, as amended through the date hereof (“Bylaws”). As to various factual matters material to our opinions, we have further relied upon information obtained from officers of Glacier, public officials, and other sources believed by us to be reliable. We have assumed, without independent investigation or review, the accuracy and completeness of the facts and representations and warranties contained in the documents listed above or otherwise made known to us.

October 30, 2025 Page 2 In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. Based upon the foregoing, we advise you that in our opinion: (1) Glacier has been duly incorporated and is a validly existing corporation under the laws of the state of Montana. (2) When the Registration Statement has become effective under the Securities Act, the terms of the issuance and sale of the Common Stock have been duly established in conformity with Glacier’s Articles, the Common Stock has been duly issued, sold and paid for as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Glacier and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Glacier, the Common Stock will be validly issued, fully paid and non-assessable. The Common Stock covered by this opinion includes any Common Stock that may be issued (i) as part of the Units or (ii) upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities. (3) When the Registration Statement has become effective under the Securities Act, the terms of the Preferred Stock and of the issuance and sale of the Preferred Stock have been duly established in conformity with the Articles, Articles of Amendment with respect to the Preferred Stock to be issued have been duly filed with the Montana Secretary of State, the Preferred Stock has been duly issued, sold and paid for as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Glacier and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Glacier, the Preferred Stock will be validly issued, fully paid and non-assessable. The Preferred Stock covered by the opinion in this paragraph includes any Preferred Stock that may be represented by Depositary Shares or that may be issued (i) as part of the Units or (ii) upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities. The foregoing opinions are subject to (i) the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. The foregoing opinions are limited to the application of the laws of the state of Montana in effect on the date of this letter. We express no opinion as to the laws of any other jurisdictions. In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement, the prospectus that is a part of the Registration Statement, or any related prospectus or prospectus supplement regarding Glacier, the Securities, or the offer and sale of Securities pursuant to such prospectus. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Validity of the Securities” in the prospectus that is a part of

October 30, 2025 Page 3 the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. These foregoing opinions are given as of the date of this letter. We assume no obligation to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. Our opinions are expressly limited to the matters set forth above. Sincerely, /s/ Moore, Cockrell, Goicoechea & Johnson, P.C. MOORE, COCKRELL, GOICOECHEA & JOHNSON, P.C.